SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 10, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 1.02 Termination of a Material Definitive Agreement
     On July 10, 2008 (the “Date of Resignation”), Scott D. Peters resigned as the Chief Executive Officer and President of Grubb & Ellis Company (the “Company). As a consequence of Mr. Peters’ resignation, the Employment Agreement between the Company and Mr. Peters dated as of October 23, 2006 (the “Employment Agreement”) was terminated in accordance with its terms.
     Pursuant to the terms of Mr. Peters’ Employment Agreement, upon Mr. Peters’ resignation as an officer of the Company, he is also deemed to resign as a director of the Company, and as an officer and director of all of the Company’s affiliates and subsidiaries.
     The foregoing description of the Peters Employment Agreement is qualified in its entirety by the actual terms of Mr. Peters’ Employment Agreement summarized in Item 11, “Executive Compensation,” of, and filed as Exhibit 10.26 to, the Company’s Form 10-K filed March 17, 2008 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 11, 2008, the Company issued a press release announcing that its Board of Directors has accepted the resignation of Scott D. Peters as its Chief Executive Officer, President and as a member of its Board of Directors, effective immediately. Mr. Peters was not a member of any of the permanent committees of the Company’s Board of Directors. He served on the Company’s Board of Directors and as its Chief Executive Officer and President since December 2007.
     There has been no change in Mr. Peters’ status as Chairman, President and Chief Executive Officer of Grubb & Ellis Healthcare REIT, Inc. and Executive Vice-President of Grubb & Ellis Apartment REIT, Inc., and Mr. Peters is expected to continue as a strategic advisor to the Company.
     As a direct consequence of Mr. Peters’ resignation, on July 10, 2008, the Company’s Board of Directors appointed independent director Gary H. Hunt, who is 59 years old, as the Company’s interim Chief Executive Officer while it currently conducts a search for a permanent Chief Executive Officer and President. Mr. Hunt has served as a director of the Company since December 2007 and had served as a director of NNN Realty Advisors, Inc. from November 2006 to December 2007. In addition, Mr. Hunt has served as the managing partner of California Strategies, LLC, a privately held consulting firm in Irvine, California that works with large homebuilders, real estate companies and government entities since 2001. Prior to serving with California Strategies, LLC, Mr. Hunt was the executive vice president and served on the board of directors and on the executive committee of the board of directors of The Irvine Company, a 110-year-old privately held company that plans, develops and invests in real estate primarily in Orange County, California for 25 years. He also serves on the board of directors of Glenair, Inc., The Beckman Foundation and William Lyon Homes. Mr. Hunt has served as a Trustee of G REIT Liquidating Trust since January 2008 and is Chairman of the Advisory Board of Kennecott Land Company. Mr. Hunt is also a Senior Advisor to Lennar Corporation, Tejon Ranch

Company and DMB LLC of Scottsdale, Arizona and the Lewis Group of Companies, all master community developers located in the Western United States.
     As a consequence of his appointment as the Company’s interim Chief Executive Officer, Mr. Hunt has resigned his positions as Chair of the Company’s Compensation Committee and as a member of the Company’s Corporate Governance and Nominating Committee. While he serves as interim Chief Executive Officer, Mr. Hunt shall be replaced by C. Michael Kojaian as a member of the Corporate Governance and Nominating Committee and by D. Fleet Wallace as Chair of the Compensation Committee. In addition, Mr. Kojaian also became a member of the Company’s Compensation Committee.
     There is no family relationship between Mr. Hunt and any other executive officer or director of the Company, and there is no arrangement or understanding under which Mr. Hunt was appointed as interim Chief Executive Officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Hunt has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
     A copy of the press release issued by the Company regarding the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Press Release issued by Grubb & Ellis Company on July 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: July 16, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Grubb & Ellis Company on July 11, 2008.